NSAR ITEM 77O
January 1, 2003 - June 30, 2003
Van Kampen Harbor Fund
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Tyco Intl       Banc of    4,000,000     0.160      01/07/03
                 Cvt. 2 3/4      America
                 due 2018

2            Chesapeake      First         30,000     0.015      02/27/03
             Energy 6%       Boston
             Cvt. Pfd.


    3            Watson Pharm    Lehman     3,000,000     0.600      03/04/03
                 1 3/4 due 2023    Brothers



Underwriters for #1:
Banc of America Securities LLC
Salomon Smith Barney Inc.
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
First Boston
Cowen & Co.
Oppenheimer
ABN AMRO Incorporated


Underwriters for #2:
First Boston
Salomon Smith Barney Inc.
Bear, Stearns & Co. Inc.
Lehman Brothers Inc.
Oppenheimer
Simmons & Co.
Dain Rauscher Inc.


Underwriters for #3:
Lehman Brothers Inc.
Oppenheimer
Montgomery Securities
Fidelity Capital